UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

VIKING SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-49636	86-0913802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Flanders Road, Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

(508) 366-3668
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On May 10, 2011, we closed on agreements with Clinton Group, Inc. and other accredited investors (the “Investors”) for a private placement of 12,000,000 shares of our common stock, along with warrants to purchase up to 9,000,000 shares of our common stock, yielding gross proceeds of $3,000,000 (the “Transaction”). The warrants will have an exercise price of $0.25 per share, subject to adjustment, will expire five years from May 10, 2011, and are exercisable in whole or in part, at any time prior to expiration. In conjunction with the completed Transaction, we have agreed to reimburse to Clinton Group, Inc. an amount up to $50,000 for reasonable and documented out-of-pocket expenses incurred by the Investors.  Such reimbursement shall be paid upon demand against presentation of reasonably detailed invoice(s) for such expenses.

We anticipate using the proceeds from the offering for general corporate purposes and working capital, including the funding of additional demonstration systems for our 3DHD Vision System as well as for sales and marketing expansion.

Pursuant to the terms of a Registration Rights Agreement dated May 5, 2011 between the Company and the Investors, we are obligated to file a registration statement with the SEC on or before sixty calendar days after May 10, 2011 to register the resale by the Investors of the 12,000,000 shares of the common stock underlying the Purchase Agreement, and to register the warrants to purchase an additional 5,551,034 shares of our common stock purchased by the Clinton Group, Inc. in a third-party transaction with the prior holder, Midsummer Investment Ltd.  We are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.  If we do not register a sufficient number of the Investors' shares before the 90 day deadline, we will have to pay 1% of the amount invested to the Investors each month as liquidated damages, subject to certain conditions.  The maximum amount of liquidated damages that we will pay pursuant to the Registration Rights Agreement is 3% of the total amount invested.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 1.02. Termination of a Material Definitive Agreement.

Immediately prior to our entry into the Purchase Agreement with the Investors described in Item 1.01 above, on May 10, 2011, we terminated our equity line of credit facility under the Investment Agreement with Dutchess Opportunity Fund, II, LP (“Dutchess”) dated January 7, 2010 (the “Investment Agreement”). Pursuant to the Investment Agreement, Dutchess committed to purchase up to $5,000,000 of our common stock over thirty-six months (the “Equity Line”). We did not incur any penalties in connection with such early termination.

Item 3.02. Unregistered Sales of Equity Securities

All shares of our common stock and shares underlying the warrants described in Item 1.01 above were offered and sold by us  pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended (the “Securities Act”), provided by Regulation D promulgated thereunder.

The description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement by and between the Company, Clinton Group, Inc., and other accredited investors, the Registration Rights Agreement by and between the Company, Clinton Group, Inc., and other accredited investors, and the Form of Warrant, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Purchase Agreement by and between the Company, Clinton Group, Inc., and other accredited investors, dated May 5, 2011
10.2	Registration Rights Agreement by and between the Company, Clinton Group, Inc., and other accredited investors, dated May 5, 2011

10.3	Form of Warrant

10.4
Investment Agreement by and between Viking Systems, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.1 to the Current Report on Form 8-K filed January 7, 2010, and incorporated herein by reference).

10.5
Registration Rights Agreement by and between Viking Systems, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.2 to the Current Report on Form 8-K filed January 7, 2010, and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING SYSTEMS, INC.

Date: May 11, 2011	By:	/s/ Robert Mathews
Robert Mathews
Chief Financial Officer

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